Exhibit 10.2

Form of Option Award Agreements

PARETEUM CORPORATION

STOCK OPTION AWARD AGREEMENT

FOR NONSTATUTORY STOCK OPTIONS

Option Agreement Number:
Date of Grant/Award:
Number and Name of Optionee:
Number of Option Shares:
Option Exercise Price:	USD $
Vesting and Exercise Date:	Commencing
Expiration Date:

Pareteum Corporation, a Delaware corporation (the “Company”) does hereby grant to [__________] (the “Optionee”), an option (the “Option”) that is intended to qualify as a nonstatutory stock option pursuant to an exemption from registration under the Securities Act of 1933, as amended provided by Rule 701 thereunder, to purchase shares of the Company’s common stock (“Stock”) in the number and subject to terms and conditions of this Stock Option Award Agreement (the “Award Agreement”) and the Company’s 2018 Long-Term Incentive Compensation Plan (the “Plan”). The provisions of the Plan are incorporated herein by reference, and copies of the Plan have been given to Optionee. The following are the general terms of the Option for shares of Stock (“Option Shares”) granted to Optionee by this Award Agreement and letter number [____].

The grant date of the Option (“Grant Date”) is [date].

The number of Option Shares granted to Optionee is [__________] shares of Stock.

The exercise price (“Exercise Price”) at which Optionee can purchase Option Shares is USD $[amount] per share.

This Option is not immediately exercisable.

The first day that Option Shares commence to vest is [date] (“Vesting Commencement Date”).

Option Shares shall vest in accordance with the following schedule (“Vesting Schedule”):

1/3rd of the Options vest on [date] and 1/24th of the remaining Options vest monthly over 24 months beginning [date], provided the Optionee on each vesting date continues to provide services to the Company or a Subsidiary. No fractional shares will be issued upon exercise of the Options. Fractional interests shall be rounded up or down to nearest whole number.

The Option shall expire, and be of no further force or effect, on [date], the date two years after Optionee becomes fully vested; provided, however, the Option shall expire in accordance with Section 11.2 of the Plan.[1]

Net Exercise is available to Optionee.

Special Provisions are set forth on Schedule A hereto.

The Optionee represents that he/she is familiar with the terms and provisions of the Plan, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Option. The Optionee acknowledges receipt of a copy of the Plan.

OPTIONEE	PARETEUM CORPORATION

________________________	By:_______________
Executed (Date)	Name:
Title:

[1] 2018 LTIP Section 11.2 Termination of Employment; Termination of Service. Except as otherwise provided in an Award Agreement: (i) if an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (x) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability), and (y) vested Nonqualified Stock Option during the remaining term of the Option; and (ii) if an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

SCHEDULE A

In the event of the consummation of a Change of Control (as defined in the Plan), all of the Option Shares will vest and become immediately exercisable.